Exhibit 10.13

FORM OF

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (this “Agreement”) is effective as of    , 2026 (the “Effective Date”), by and between Arko Convenience Stores, LLC, a Delaware limited liability company (“ACS”), and ARKO Petroleum Corp., a Delaware corporation (“APC”). ACS and APC are sometimes referred to herein collectively as the “Parties” and each individually as a “Party.”

RECITALS

WHEREAS, ACS owns the equity interests described on Schedule A attached hereto (“Contributed Interests”);

WHEREAS, prior to the contribution contemplated hereby, GPM Investments, LLC, a Delaware limited liability company, distributed the Contributed Interests to ACS; and

WHEREAS, ACS desires to contribute the Contributed Interests to APC as additional paid-in capital, and APC desires to accept the Contributed Interests from ACS as a capital contribution (the “Capital Contribution”).

NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants and benefits contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

ARTICLE I

CAPITAL CONTRIBUTIONS

Section 1.1. Capital Contribution. On the date hereof, ACS shall contribute, and APC shall accept, the Contributed Interests as a contribution to the capital of APC pursuant to Section 351 of the U.S. Internal Revenue Code of 1986, as amended. ACS shall not subscribe for any additional shares of the capital stock or other securities of APC, and APC shall not issue any additional shares of its capital stock or other securities to ACS in respect of the Capital Contribution. The Parties shall file all tax returns consistently with the foregoing tax treatment.

ARTICLE II

GENERAL PROVISIONS

Section 2.1. Successors and Assigns. This Agreement is binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by any Party without the prior written consent of the other Parties.

Section 2.2. Entire Agreement. This Agreement contains the entire agreement of the Parties with respect to the subject matter of this Agreement and supersedes all previous or contemporaneous communications, representations, understandings and agreements, either oral or written, between the Parties with respect to the subject matter hereof.

Section 2.3. Amendment. No amendment or modification of this Agreement shall be valid unless it is in writing and signed by all Parties hereto. No waiver of any of the terms of this Agreement shall be valid unless in writing and signed by the Party against whom enforcement of such waiver is sought.

Section 2.4. Counterparts. This Agreement may be executed and delivered by facsimile or other electronic delivery of signature and in multiple counterparts, each of which when so executed shall be an original, but all of which together shall constitute one and the same document.

Section 2.5. Governing Law and Jurisdiction. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of New York, without giving effect to conflict of law principles of the State of Florida or any other jurisdiction that would cause the laws of a jurisdiction other than New York.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have entered into this Agreement as of the date first written above.

ARKO CONVENIENCE STORES, LLC

By:
Name: Title:

By:
Name: Title:

ARKO PETROLEUM CORP.

By:
Name: Title:

By:
Name: Title:

[Signature Page to Contribution Agreement]